Exhibit 10.2

                          AUDITED FINANCIAL STATEMENTS

                          Red Giant Entertainment, LLC
                              Financial Statements
                                December 31, 2011

                                Table of Contents


Report of Independent Registered Public Accounting Firm                   F-2

Statement of Assets, Liabilities, and Member Equity                       F-3

Statement of Income, Expenses and Member Equity                           F-4

Statement of Cash Flow                                                    F-5

Notes to the Financial Statements                                         F-6

                                                            Martinelli Mick PLLC
                                                               218 North Bernard
                                                               Spokane, WA 99201

To the Member of
Red Giant Entertainment, LLC

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Red Giant Entertainment, LLC, as of December 31, 2011, and the related statements of income, expenses and member equity and cash flow for the year ended December 31, 2011. Red Giant Entertainment, LLC's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Red Giant Entertainment, LLC as of December 31, 2011, and the results of its operations and its cash flows for the year ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2, the Company is newly formed, has not yet established a reliable operating history, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Martinelli Mick PLLC
------------------------------------
Martinelli Mick PLLC
Spokane, Washington
June 4, 2012

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                           Red Giant Entertainment LLC
              Statements of Assets, Liabilities, and Member Equity
                             As of December 31, 2011

                                                                         2011
                                                                       --------
ASSETS

Current Assets
  Cash in Banks                                                        $     97
  Inventory                                                              16,301
                                                                       --------
      TOTAL CURRENT ASSETS                                               16,398
                                                                       --------
Fixed Assets
  Intellectual Property                                                  29,250
  Less Accumulated Amortization                                          (5,850)
                                                                       --------
      TOTAL FIXED ASSETS                                                 23,400
                                                                       --------

      TOTAL ASSETS                                                     $ 39,798
                                                                       ========

LIABILITIES & MEMBER EQUITY

Current Liabilities                                                    $     --
Member Equity                                                            39,798
                                                                       --------

      TOTAL LIABILITIES & MEMBER EQUITY                                $ 39,798
                                                                       ========



   The accompanying notes are an integral part of these financial statements.

                           Red Giant Entertainment LLC
                Statements of Income, Expenses and Member Equity
                      For the year ended December 31, 2011

                                                                         2011
                                                                       --------

Sales
  Advertising                                                          $ 11,416
  Publishing                                                             24,008
  Creative Services                                                      17,862
                                                                       --------
      Total Sales                                                        53,286
                                                                       --------
Cost of Sales
  Advertising                                                            11,033
  Publishing                                                              2,639
  Creative Services                                                      13,890
                                                                       --------
      Total Cost of Sales                                                27,563
                                                                       --------
      Gross Profit                                                       25,723
                                                                       --------
Expenses
  Bank service charges                                                      574
  Advertising & marketing                                                 3,902
  Amortization expense                                                    5,850
  Communication                                                           1,369
  Utilities                                                                 900
  Travel & entertainment                                                  1,580
  Other operating expense                                                 2,426
                                                                       --------
      Total Expenses                                                     16,601
                                                                       --------

Net Income                                                                9,122
                                                                       --------
Beginning Member Equity                                                      --
Member Contributions                                                     30,676
Member Distributions                                                         --
                                                                       --------
Ending Member Equity                                                   $ 39,798
                                                                       ========


   The accompanying notes are an integral part of these financial statements.

                           Red Giant Entertainment LLC
                             Statement of Cash Flow
                      For the year ended December 31, 2011

                                                                         2011
                                                                       --------
OPERATING ACTIVITIES
  Net Income                                                           $  9,122
  Depreciation & Amortization                                                --
  Adjustments to reconcile Net Income to net cash
   provided by operating activities:
     Amortization                                                         5,850
     Inventory                                                          (16,301)
     Accounts Payable                                                        --
     Other Payables                                                          --
                                                                       --------
        NET CASH USED BY OPERATING ACTIVITIES                            (1,329)
                                                                       --------
INVESTING ACTIVITIES

        NET CASH USED BY INVESTING ACTIVITIES                                --
                                                                       --------
FINANCING ACTIVITIES
  Member Contributions                                                    1,426
  Member Distributions                                                       --
                                                                       --------
        NET CASH PROVIDED BY FINANCING ACTIVITIES                         1,426
                                                                       --------

Net Cash Increase for Period                                                 97
Cash at Beginning of Period                                                  --
                                                                       --------

CASH AT END OF PERIOD                                                  $     97
                                                                       ========
Supplemental cash flow information:
  Interest paid                                                        $     --
                                                                       ========
  Income taxes paid                                                    $     --
                                                                       ========
Non-cash
  Member contribution of intellectual property                         $ 29,250
                                                                       ========


   The accompanying notes are an integral part of these financial statements.

                             Red Giant Entertainment
                        Notes to the Financial Statements
                                December 31, 2011


ORGANIZATION AND DESCRIPTION OF BUSINESS

Red Giant Entertainment LLC (hereinafter "the Company"), was incorporated in the State of Florida, U.S.A., on January 1, 2011. The Company's fiscal year end is December 31. On May 9, 2012, the Company incorporated and changed its name to Red Giant Entertainment, Inc. The Company was originally a publishing company, but has expanded its operations to include mass media and graphic novel artwork development.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with the generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates that have been made using careful judgment. The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

ACCOUNTING METHOD
The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and reported in US Dollars.

ADVERTISING
Advertising costs are expensed as incurred. The Company expensed advertising costs of $3,902 for the year ending December 31, 2011.

CASH AND CASH EQUIVALENTS
For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. As at December 31, 2011, there were $97 of cash equivalents.

COST OF GOODS SOLD
Cost of goods sold includes the cost of creating services or artwork, advertising and books.

FAIR VALUE MEASUREMENTS
Topic 820 in the Accounting Standards Codification (ASC 820) defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. ASC 820 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. In this standard, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, ASC 820 establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy is as follows:

     * Level 1 inputs -- Unadjusted quoted process in active markets for identical assets or liabilities that the entity has the ability to access at the measurement date.

     * Level 2 inputs -- Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

     * Level 3 inputs -- Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity's own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

The Company currently does not have any assets that are measured at fair value on a recurring or non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2011, nor gains or losses reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the year ended December 31, 2011.

INCOME TAXES
The Company is a limited liability company. As a result, no income tax provision is made at the Company level and all taxable income and deductions are passed directly to the equity owner.

RECENT ACCOUNTING PRONOUNCEMENTS
Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

In June 2011, the FASB issued authoritative guidance requiring entities to present net income and other comprehensive income (OCI) in one continuous statement or two separate, but consecutive, statements of net income and comprehensive income. The option to present items of OCI in the statement of changes in equity has been eliminated. The new requirements are effective for annual reporting periods beginning after December 15, 2011 and for interim reporting periods within those years. We do not expect the adoption to have a material impact on our financial statements.

In May 2011, the FASB issued further additional authoritative guidance related to fair value measurements and disclosures. The new guidance results in a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between accounting principles generally accepted in the United States (U.S. GAAP) and International Financial Reporting Standards
(IFRS). The guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2011. We are currently assessing the impact of the guidance.

In April 2011, the FASB issued ASU No. 2011-17, "Revenue Recognition - Milestone Method (Topic 605)." This ASU provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. This update was effective in the second quarter of 2011. Adoption of this update is not anticipated to have a material impact on the Company's results of operation or financial position.

In January 2011, the FASB issued ASU No. 2011-06, "Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements." This ASU requires additional disclosures about significant unobservable inputs and transfers within Level 1 and 2 measurements. Adoption of this update did not have any impact on the Company's results of operation or financial position.

REVENUE RECOGNITION
Revenue for the Company is recognized from three primary sources: Advertising Revenue, Publishing Sales and Creative Services. Revenue in 2011 was processed through our Paypal Account and Project Wonderful accounts where applicable.

Advertising revenue comes from the following sources and is stated at net after commissions:

     * Keenspot: Revenue is recognized from Keenspot's arrangements with advertisers at an agreed upon cost per thousand verified impressions
          (CPM) to our Keenspot sites whereby advertisers pay based on the number of times the target audience is exposed to the advertisement. This revenue is recognized on a net basis in the monthly period in which the impressions occur (i.e., advertisers pay us within 90 calendar days of receiving Keenspot's invoices). The particular CPM rate varies based upon bids by advertisers and other customary factors. In exchange for advertising, hosting, IT, and sales management, Keenspot takes 50% commission of ad revenue for their services.

     * Project Wonderful: Revenue is paid immediately and based upon bids by advertisers for a set amount of time at the prevailing highest winning rate. Project Wonderful takes a 25% commission of ad revenue for their services.

Publishing Revenue comes from the following sources:

     * Kickstarter Campaigns: These are presales for books and revenue is recognized only once the books arrive and are shipped to the buyers.

     * Direct Sales: Through our online store, we sell directly to clients and the transactions process through our Paypal account. All orders are shipped immediately and revenue is recognized immediately.

Creative Services are artwork, writing, advertising, and other creative endeavors we handle for outside clients. Revenue is recognized upon payment for services. Shipping and Handling for purchases are paid directly by the consumer through Paypal. The Company has not established an allowance for doubtful accounts, as all transactions are handled through Paypal directly by the consumer.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. The Company reviews its estimates on an ongoing basis. The estimates were based on historical experience and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from these estimates. The Company believes the judgments and estimates required in its accounting policies to be critical in the preparation of the Company's financial statements.

NOTE 2 - MANAGEMENT STATEMENT REGARDING GOING CONCERN

The Company is currently generating revenues from operations sufficient to meet its operating expenses. However, as the Company completed the first year of operation in 2011, management believes that given the current economic environment and the continuing need to strengthen our cash position, there is still doubt about the Company's ability to continue as a going concern. Management is currently pursuing various funding options, including seeking debt or equity financing, licensing opportunities, as well as a strategic or other transaction, to obtain additional funding to continue the development of, and successfully commercialize, its products. There can be no assurance that the Company will be successful in its efforts. Should the Company be unable to obtain adequate financing or generate sufficient revenue in the future, the Company's business, results of operations, liquidity and financial condition would be materially and adversely harmed, and the Company will be unable to continue as a going concern.

The Company believes that its ability to execute its business plan, and therefore continue as a going concern, is dependent upon its ability to do the following:

     *    obtain  adequate  sources  of  funding  to  fund  long-term   business
          operations;

     * enter into a licensing or other relationship that allows the Company to commercialize its products;

     *    manage or control working capital requirements; and

     *    develop  new  and  enhance   existing   relationships   with   product
          distributors and other points of distribution for the Company's products.

There can be no assurance that the Company will be successful in achieving its short- or long-term plans as set forth above, or that such plans, if consummated, will enable the Company to obtain profitable operations or continue in the long-term as a going concern.

NOTE 3 - RELATED PARTY TRANSACTIONS

Red Giant Enterprises, Inc. uses a related business, Active Media Printing, LLC, for printing services. During the year ended December 31, 2011, the Company paid $5,050 to this party. Active Media Printing is owned and operated by the President of Red Giant Enterprises.

NOTE 4 - MEMBER EQUITY

The Company was wholly owned throughout 2011. At December 31, 2011, the member equity appeared was as follows:

                                                                       2011
                                                                     --------
Capital -
  Contributions                                                      $ 30,676
  Profit Distributions                                               $     --

Current Year Net Income (to be allocated)                            $  9,122
                                                                     --------

Total Member Equity at Year End                                      $ 39,798
                                                                     ========

NOTE 5 - INVENTORY

As of December 31, 2011, inventory consisted of physical copies of published books, as well as artwork is used for digitally distributed works for advertising revenue and future publications. The inventory is valued at the cost to produce.

NOTE 6 - INTELLECTUAL PROPERTY

The Company's intellectual property consists of graphic novel artwork and was contributed by the Member to the Company and valued at $29,250, which was determined based on a per page cost for artists and printing. The intangible is being amortized over its life of five years. Amortization cost for the year ended December 31, 2011, was $5,850. The Company expects to amortize the remaining $23,400 over the remaining life of four years at $5,850 per year.

NOTE 7 - SUBSEQUENT EVENTS

Subsequent events have been evaluated through June 4, 2012, the date that the financial statements were available to be issued and have no effect on the events of 2011.